UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2024

AMERICAN BATTERY TECHNOLOGY COMPANY
(Exact name of registrant as specified in its charter)

Nevada	001-41811	33-1227980
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

100 Washington Street, Suite 100 Reno, NV	89503
(Address of principal executive offices)	(Zip Code)

(775) 473-4744

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.001 par value	ABAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

On September 16, 2024, American Battery Technology Company (the “Company”) entered into a Subscription and Investment Representation Agreement (the “Subscription Agreement”) with Ryan Melsert, its Chief Executive Officer, who is an accredited investor (the “Purchaser”), pursuant to which the Company agreed to issue and sell five (5) shares of the Company’s Series D Preferred Stock, par value $0.001 per share (the “Preferred Stock”), to the Purchaser for an aggregate purchase price of $100.00, $20.00 per share of Preferred Stock. The sale closed on September 16, 2024. The Subscription Agreement contains customary representations and warranties and certain indemnification rights and obligations of the parties.

The foregoing summary of the Subscription Agreement does not purport to be complete and is subject to, and qualified in its entirety by, such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure required by this Item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference. Based in part upon the representations of the Purchaser in the Subscription Agreement, the offering and sale of the Preferred Stock was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03 Material Modifications to Rights of Security Holders

The disclosure required by this Item is included in Item 5.03 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 16, 2024, the Company filed a certificate of designation (the “Certificate of Designation”) with the Secretary of State of Nevada, effective 12:00 p.m. PDT, designating the rights, preferences, privileges and restrictions of the shares of Preferred Stock. The Certificate of Designation provides that each share of Preferred Stock will have 12,000,000 votes and will vote together with the outstanding shares of the Company’s common stock as a single class exclusively with respect to a proposal to amend the Company’s articles of incorporation, as amended, to increase the number of authorized shares of common stock of the Company. The Preferred Stock will be voted, without action by the holder, on such proposal in the same proportion, and in the same manner, as shares of common stock are voted by the shareholders and in no other manner.

The Preferred Stock is eligible to vote in the Company’s next annual meeting of shareholders alongside the Company’s shareholders of record as of September 17, 2024 (the “Record Date”), entitled to notice of, and to vote at the Company’s next annual meeting of shareholders on the proposal to amend the Company’s articles of incorporation, as amended, to increase the number of authorized shares of common stock of the Company. The Preferred Stock otherwise has no voting rights except as otherwise required by the Nevada Revised Statutes.

The Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company. The Preferred Stock has no rights with respect to any distribution of assets of the Company, including upon a liquidation, bankruptcy, reorganization, merger, acquisition, sale, dissolution or winding up of the Company, whether voluntarily or involuntarily. The holder of the Preferred Stock will not be entitled to receive dividends of any kind.

The outstanding shares of Preferred Stock shall be redeemed in whole, but not in part, at any time (i) if such redemption is ordered by the Board of Directors in its sole discretion or (ii) automatically upon the effectiveness of the amendment to the articles of incorporation, as amended, implementing an increase in the number of authorized shares of common stock of the Company. Upon such redemption, the holder of the Preferred Stock will receive consideration of $100.00.

The foregoing summary of the Certificate of Designation does not purport to be complete and is subject to, and qualified in its entirety by, such document, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Series D Preferred Stock, dated September 16, 2024
10.1	Subscription and Investment Representation Agreement, dated September 16, 2024, by and between American Battery Technology Company and Ryan Melsert
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BATTERY TECHNOLOGY COMPANY

Date: September 20, 2024	By:	/s/ Ryan Melsert
Ryan Melsert
Chief Executive Officer